Exhibit 10.34
AMENDED AND RESTATED
THERMADYNE HOLDINGS CORPORATION
NON-EMPLOYEE DIRECTORS’
DEFERRED FEE PLAN
ARTICLE I
INTRODUCTION
     1.1 Establishment. Thermadyne Holdings Corporation (the “Company”) established the Thermadyne Holdings Corporation Non-employee Directors’ Deferred Stock Compensation Plan (the “Plan”) for those Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates. The Plan allows Non-employee Directors effective January 1, 2004 to defer the receipt of cash compensation. The Plan is hereby amended and restated so that it complies with Section 409A of the Internal Revenue Code of 1986, as amended.
     1.2 Purpose. The Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract and retain qualified persons to serve as Non-employee Directors and to align Non-Employee Directors’ interests more closely with the interests of stockholders of the Company.
     1.3 Effective Date. This restatement of the Plan is effective as of January 1, 2005 (the “Effective Date”).
ARTICLE II
DEFINITIONS
     Certain terms used in this Plan have the meanings set forth in Appendix I.
ARTICLE III
ADMINISTRATION
     The Plan shall be administered by the Board or such other committee as may be designated by the Board. The Committee shall have the authority to make all determinations it deems necessary or advisable for administering the Plan, subject to the express provisions of the Plan. Notwithstanding the foregoing, no Director who is a Participant under the Plan shall participate in any determination relating solely or primarily to his or her own Stock Units or Stock Unit Account.

ARTICLE IV
ELIGIBILITY
     Each person who is a Non-employee Director shall be eligible to participate in the Plan. If any Non-employee Director subsequently becomes an employee of the Company or any of its subsidiaries, but does not incur a Termination of Service, such Director shall continue as a Participant with respect to Fees previously deferred, but shall cease eligibility with respect to all Fees, if any, earned while an employee.
ARTICLE V
DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS
     5.1 General Rule. Each Non-employee Director may, in lieu of receipt of Fees, defer any or all of such Fees in accordance with this ARTICLE V. A Non-employee Director may elect to defer a percentage (of not less than 25% and in 5% increments up to 100%) of his or her Fees.
     5.2 Timing and Duration of Election. A Deferral Election with respect to Fees must be made before the beginning of a calendar year in which service as a Non-employee Director, for which such Fees are to be paid, is rendered. In the first calendar year in which a Non-employee Director becomes eligible to defer Fees, an election may be made, with respect to Fees to be paid for services to be rendered subsequent to the election, within thirty days after the date the Participant becomes eligible to participate in the Plan. After a Deferral Election is made, it shall be irrevocable with respect to Fees to be paid for services to be performed in the calendar year with respect to which such Deferred Election is made except that such Deferral Election may be changed prior to the beginning of such year. A Deferral Election may be changed with respect to Fees to be paid with respect to services to be rendered in a subsequent calendar year as a Non-employee Director provided that such election is made prior to the beginning of such year. A Deferral Election shall continue to be in effect and applicable to fees for subsequent calendar years until it is changed in accordance with this Section 5.2.
     5.3 Form of Election. A Deferral Election shall be made in a manner satisfactory to the Committee. A Deferral Election shall be made by completing and filing the specified election form with the Secretary or his or her designee within the period described in Section 5.2.
     5.4 Establishment of Stock Unit Account. The Company shall establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this ARTICLE V shall be credited to the Participant’s Stock Unit Account and converted to Stock Units as of the Deferral Date. The number of Stock Units credited to a Participant’s Stock Unit Account as of a Deferral Date shall equal the amount of the deferred Fees divided by the Fair Market Value of a Share on such Deferral Date, with fractional units calculated to three decimal places.
     5.5 Crediting of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account a dollar amount equal to the amount of cash dividends that would have been paid on the number of Shares equal to the number of Stock Units credited to the Participant’s Stock Unit Account as of the close of business on the record date for such dividend. Such dollar amount shall then be converted into a number of Stock Units equal to the number of whole and fractional Shares that could have been purchased with such dollar amount at Fair Market Value on the dividend payment date.
ARTICLE VI
SETTLEMENT OF STOCK UNITS
     6.1 Timing of Payment. A Participant shall receive or begin receiving a distribution of his or her Stock Unit Account in the manner described in Section 6.2 on or as soon as administratively feasible after the earlier of (i) the first day of the second calendar month immediately following the month in which the Participant incurs a Termination of Service (but not less than six months after the Participant has made a Deferral Election), or (ii) a date specified by the Participant. A Participant may make an election as to the time of distribution of his or her Stock Unit Account at the time he or she makes his or her initial Deferral Election; however, a Participant may make a separate distribution election with respect to a Stock Unit Account established with respect to Fees deferred for a specified calendar year provided such election is made prior to January 1 of such year. If a Participant does not make an election as to the distribution of his or her Stock Unit Account, such Account shall be distributed on the first day of the second calendar month immediately following the month in which the Participant incurs a Termination of Service (but not less than six months after the Participant has made a deferral election). A Participant may also elect to receive a distribution as soon as administratively feasible following a Change in Control. Notwithstanding anything in this Section 6.1 to the contrary, a Participant may not elect to defer distribution of his or her Stock Unit Account to a date later than the occurrence of a Change of Control if he or she elected to have distribution commence on a Change of Control. A Participant may make an election to further defer the commencement of distribution of his or her Stock Unit Account to a date later than that specified above provided he or she makes such election with the Secretary or his or her delegate at least one year prior to the date such distribution is originally scheduled to commence and the date upon which he or she subsequently elects to have such distribution commence is at least five years later than the date it is originally scheduled to commence. If the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended, at the time distribution of his or her Stock Unit Account is to commence, distribution shall be made in accordance with Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended.
     6.2 Payment Options. The initial Deferral Election filed under ARTICLE V shall specify whether the Participant’s Stock Unit Account is to be paid to the Participant, in either (i) a lump sum, or (ii) substantially equal annual installments over a period not to exceed five years. A Participant may make a separate election as to the form of distribution with respect to a Stock Unit Account established with respect to Fees deferred for a specified calendar year provided such election is made prior to January 1 of such year. If a Participant does not specify a form of distribution, his or her Stock Unit Account shall be paid in a lump sum. The amount of cash to be distributed shall be determined by multiplying the number of Stock Units, including fractional Stock Units, in the portion of the Stock Unit Account to be distributed by the Fair Market Value of Shares on the date of distribution. A Participant may change the manner in which his or her Stock Unit Account is distributed by delivering a new election form to the Secretary or to his or her designee at least one year before the date on which the distribution of the Stock Unit Account is originally scheduled to commence, provided, in this case, distribution may not commence for at least five years following the date the distribution is originally scheduled to commence. Notwithstanding anything in this Section 6.2 to the contrary, a Participant may not change the form of distribution to occur on a Change of Control if he or she elected to have distribution commence on a Change of Control.
     6.3 Payment Upon Death of a Participant. If a Participant dies before the entire balance of his or her Stock Unit Account has been distributed, the balance of the Participant’s Stock Unit Account shall be paid in a lump sum, determined as provided under Section 6.2, as soon as administratively feasible after the Participant’s death, to the beneficiary designated by the Participant under ARTICLE VIII.
     6.4 Continuation of Dividend Equivalents. If payment of Stock Units is deferred pursuant to Section 6.1 or is paid in installments, the Participant’s Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section 5.5, based upon the number of Stock Units remaining in the Account, until the entire balance of the Participant’s Stock Unit Account has been distributed.
ARTICLE VII
UNFUNDED STATUS
     7.1 General. The interest of each Participant in any Fees deferred under the Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. Except as provided in Section 7.2, no money or other assets shall be set aside for any Participant.
     7.2 Trust. To the extent determined by the Board, the Company may transfer funds necessary to fund all or part of the payments under the Plan to a trust; provided, the assets held in such trust shall remain at all times subject to the claims of the general creditors of the Company in the event the Company becomes insolvent. The Company shall not grant a security interest in the assets held by the trust in favor of any Participant, beneficiary or creditor.

ARTICLE VIII
DESIGNATION OF BENEFICIARY
     Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive payment of the Participant’s Stock Unit Account in the event of such Participant’s death. The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant’s death. If a Participant has not designated a beneficiary, or if the designated beneficiary is not surviving when a payment is to be made to such person under the Plan, the beneficiary with respect to such payment shall be the Participant’s surviving spouse, or if there is no surviving spouse, the Participant’s estate.
ARTICLE IX
ADJUSTMENT PROVISIONS
     In the event of a reorganization, recapitalization, stock split, stock dividend, spin-off, combination, corporate exchange, merger, consolidation or other change in the Common Stock or any distribution to stockholders of Common Stock other than cash dividends or any transaction determined in good faith by the Board or Committee to be similar to the foregoing, the Board or Committee shall make appropriate equitable changes in the Stock Units credit to Stock Unit Accounts under ARTICLE V.
ARTICLE X
GENERAL PROVISIONS
     10.1 No Stockholder Rights Conferred. Nothing contained in the Plan will confer upon any Participant or beneficiary any rights of a Stockholder of the Company.
     10.2 Changes to The Plan. The Board may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of Participants; provided, no action taken without the consent of an affected Participant may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account at the time of such change or termination except that the Board may, without the consent of any Participant, terminate the Plan and pay out amounts then credited to Participant’s Stock Unit Accounts.
     10.3 Compliance With Laws and Obligations. The Company will not be obligated to make distributions in connection with the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full.
     10.4 Limitations on Transferability. Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.

     10.5 Governing Law. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with the Delaware law except to the extent preempted by Federal law. In the event of litigation arising out of or in connection with this Plan, the parties to such litigation shall submit to the jurisdiction of Federal and state courts located in Missouri.
     10.6 Plan Termination. Unless earlier termination by action of the Board, the Plan will remain in effect until such time all amounts credited to Stock Unit Accounts are distributed and the Company has no further rights or obligations under the Plan.
     IN WITNESS WHEREOF, the Company has adopted this AMENDED AND RESTATED THERMADYNE HOLDINGS CORPORATION NON-EMPLOYEE DIRECTORS DEFERRED FEE PLAN this                      day of July, 2006.

THERMADYNE HOLDING CORPORATION
By:
President

APPENDIX I
     “Board” means the Board of Directors of the Company.
     “Change in Control” shall have the meaning as described in Prop. Treasury Reg. 1409A-3(g)(5) or any successor regulation.
     “Committee” means the Board or a committee appointed to administer the Plan under ARTICLE III.
     “Common Stock” means the Company’s class of capital stock designed as Common Stock, par value one cent ($0.01) per share, or, in the event that the outstanding shares of Common Stock are after the Effective Date recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.
     “Company” means Thermadyne Holdings, Inc. a Delaware corporation, or any successor thereto.
     “Deferral Date” means the date Fees would otherwise have been paid to the Participant.
     “Deferral Election” means a written election to defer Fees under the Plan.
     “Director” means any individual who is a member of the Board.
     “Fair Market Value” of a share of Common Stock means on a given date (a) if the principal market for the Common Stock is the Nasdaq stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the highest and lowest reported sale prices of a share of Common Stock on the date of the determination on the principal market on which the Common Stock is then listed or admitted to trading, (b) if the Common Stock is not listed on the Nasdaq stock market, a national securities exchange or other recognized national market or service reporting sales, the mean between the closing high bid and low asked prices of a share of Common Stock on the date of the determination as reported by the system then regarded as the most reliable source of such quotations, (c) if the Common Stock is listed on a domestic stock exchange or market or quoted in a domestic market or service, but there are no reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) above using the reported sale prices or quotations on the last previous day on which so reported or (d) if none of the foregoing clauses apply, the fair market value of a share of Common Stock as determined in good faith by the Board and stated in writing in a notice delivered to the holders of the Common Stock involved.
     “Fees” means all or part of any retainer or meeting fees payable in cash to a Non-employee Director in his or her capacity as a Director. Fees shall not include any expenses paid directly or through reimbursement.

     “Non-employee Director” means a Director who is not an employee of the Company or any of its subsidiaries or affiliates. For purposes of the Plan, an employee is an individual whose wages are subject to withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended.
     “Participant” means a Non-employee Director who defers Fees under ARTICLE V of the Plan.
     “Plan” means this Thermadyne Holdings Corporation Non-Employee Directors’ Deferred Fee Plan.
     “Secretary” means the Secretary or any Assistant Secretary of the Company.
     “Shares” means shares of the Common Stock.
     “Stock Units” means the credits to a Participant’s Stock Unit Account under ARTICLE V of the Plan.
     “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Section 5.4.
     “Termination of Service” means termination of service as a Director for any reason.